Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the special financial report (the "Report") filed with the Securities and Exchange Commission on the date hereof pursuant to Rule 15d-2 of the Securities Exchange Act of 1934, as amended, by Universal City Development Partners, Ltd., a Florida limited partnership (the "Company"), and UCDP Finance, Inc., a Florida corporation, each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2004	/s/ Robert K. Gault, Jr. Robert K. Gault, Jr. Principal Executive Officer, Universal City Development Partners, Ltd.
Dated: March 10, 2004	/s/ Michael J. Short Michael J. Short Principal Financial Officer, Universal City Development Partners, Ltd.

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